                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

 X       Preliminary Information Statement
---
         Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
---
         Definitive Information Statement
---

                             UNITED DIAGNOSTIC, INC.
                             -----------------------
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

 X       No fee required.
---
         Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
---
         1) Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:

         Fee paid previously with preliminary materials.
---

++       Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                         --------------------------------

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:
                             -----------------------------------

                             UNITED DIAGNOSTIC, INC.
                                 823 MAIN STREET
                         HOPE VALLEY, RHODE ISLAND 02832
                                 (401) 539-0180

                           --------------------------


                              INFORMATION STATEMENT

                           --------------------------


GENERAL

         This information statement first being mailed to stockholders on or about February 21, 2003, to both holders of record of series A convertible preferred stock, $.01 par value, and holders of common stock, $.01 par value, as of February 6, 2003. We are including with this Information Statement a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

         The effective date of the matters discussed below will take place after compliance with Delaware corporate law and the federal securities laws, and is anticipated to occur during March 2003.

         Under Delaware corporate law, all of the actions described below require shareholder approval, which can be taken by obtaining written consent and approval of 50.01% of the holders of voting stock, in lieu of a meeting of the shareholders. These approvals have already been obtained. No action is required by the minority shareholders in connection with the above activities. However, Section 14 of the Securities Exchange Act of 1934, requires us to mail to all our shareholders the information set forth in this Information Statement prior to undertaking the above changes. Under the law, the actions described below can be implemented by the Company twenty days after this Information Statement is first mailed to the stockholders.

         Requests for information or documents may be directed in writing to the attention of Lee Ann DeRita at the company address of 823 Main Street, Hope Valley, Rhode Island 02832.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Company is amending its Certificate of Incorporation to (1) change the company's Amended Certificate of Designations, Preferences and Rights and Number of Shares of Series A Convertible Preferred Stock filed on October 26, 1996, to change and amend the conversion terms of such series A convertible preferred shares; and to change all 2,826 issued and outstanding series A convertible preferred shares into 4,281,390 pre-split shares of common stock, $.01 par value, on the basis of 1,515 for 1, as provided in appendix A; and (2) reverse split all of the outstanding shares of common stock in the ratio of 20 to 1 including the preferred stock converted hereby into common stock. Amendment No. 1 was put before the common and series A convertible preferred stockholders pursuant to a proposal made by certain holders of our outstanding series A convertible preferred stock.

                                 AMENDMENT NO. 1
                                 ---------------

CHANGE TERMS OF PREFERRED STOCK

         The Certificate of Designations, Preferences, and Rights and Number of Shares of Series A Convertible Preferred Stock, filed on October 1, 1996, as amended on October 23, 1996, provides that the holders of shares of series A convertible preferred stock are not entitled to any voting rights, except as otherwise provided by law. Section 242 of the Delaware General Corporation Law provides that the holders of the outstanding shares of a class shall be entitled to vote as a class under a proposed amendment, whether or not entitled to vote therein by the Certificate of Incorporation, if the amendment would, among other things, alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. By virtue of the foregoing provisions of the Delaware General Corporation Law, the holders of the series A convertible preferred stock are entitled to vote as a class on Amendment No. 1, but are not entitled to vote on Amendment No. 2. By virtue of the filing of the Certificate of Designations, such Certificate of Designations had the effect, through Section 151(g) of the Delaware General Corporation Law, of amending the Certificate of Incorporation of the Corporation. By reason of the foregoing, any change in the Certificate of Designations would in effect be made by further amending our Certificate of Incorporation and therefore, the holders of the shares of common stock, in addition to the holders of the shares of series A convertible preferred stock, voting as a separate class, are entitled to vote upon such proposal. Amendment No. 1 requires the affirmative vote of a separate majority of both the common and series A convertible preferred stock. The preferred stockholders who have proposed Amendment No. 1 own an aggregate of 1,878 shares of the series A convertible preferred stock representing a majority of the issued and outstanding preferred stock. These preferred stockholders have voted all of their respective shares for Amendment No. 1. In addition, these preferred stockholders also own an aggregate of 40,110 shares of our common stock and have voted all of their common shares for Amendment No. 1.

         Amendment No. 1 is a stockholder proposal made by four holders of the series A convertible preferred stock: Barras Investment, Gorra Holding, Agudath Shalom Banaich Inc. and Mifal Klita. MANAGEMENT HAS NOT PARTICIPATED IN ANY NEGOTIATIONS WITH THE PREFERRED STOCKHOLDERS WHO HAVE MADE AMENDMENT NO. 1 RELATING TO THE RATIO AT WHICH THEY PROPOSE TO HAVE THE SERIES A CONVERTIBLE PREFERRED SHARES CHANGED INTO COMMON SHARES, OR ANY OTHER TERMS OF THE PROPOSAL. THESE FOUR SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS ARE PAYING THE COSTS AND EXPENSES OF THE COMPANY RELATING TO

THIS INFORMATION STATEMENT. COUNSEL TO THE SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS WHO MADE AMENDMENT NO. 1 ARE ACTING AS OUR SPECIAL COUNSEL.

         Holders of an aggregate of 1,878 series A convertible preferred shares representing a majority (66.45%) of the issued and outstanding series A convertible preferred shares have voted all of their preferred shares for Amendment No. 1. Such preferred holders have also voted their common shares, as have Messrs. J. Marvin Feigenbaum and David Sterling, representing in the aggregate 8,058,752 shares, or 92.62% of the outstanding shares of common stock. Thus, under Delaware law, the necessary approval of the preferred stock and common stock has been obtained.

         Amendment No. 1, which was proposed by the four identified preferred stockholders, provides that the terms of the series A convertible preferred stock will be revised to change each share of series A convertible preferred stock into 1,515 pre-split shares of common stock effective immediately upon the adoption of Amendment No 1. Each share of series A convertible preferred stock cost $1,000. Amendment No. 1 changes each share of series A convertible preferred stock into 1,515 pre-split shares of common stock representing an effective rate of value to the common stock of $.66 per share for purposes of the rate of exchange. As a result, each outstanding share of series A convertible preferred stock will represent 1,515 pre-split shares of common stock (or 75 shares after giving effect to the reverse split in Amendment No.
2). No certificates or cash representing fractional shares of common stock will be issued to stockholders because of the adoption of Amendment No. 1. All outstanding certificates for shares of series A convertible preferred stock will cease to represent series A convertible preferred stock and will solely represent the right to receive common stock at the rate described above.

         Pursuant to Amendment No. 1, all of the outstanding shares of series A convertible preferred stock will be changed into an aggregate of 4,281,390 shares of common stock. Once Amendment No. 2 is effective and all series A convertible preferred stock is changed into common stock, there will be an aggregate of 649,126 shares of common stock outstanding. All of the preferred stockholders as a group would own 4,925,666 pre-split (246,283 post-split) shares of common stock or approximately 37.94% of the outstanding common stock and the four preferred stockholders who have proposed Amendment No. 1 would own in the aggregate 2,885,280 pre-split (144,264 post-split) shares of common stock or approximately 22.22% of the outstanding common stock.

Background and Reason for Amendment No. 1

         On June 1, 1998, we were notified by The Nasdaq Stock Market that our common stock would be delisted from the Nasdaq Small Cap Market, effective as of the close of business on June 1, 1998. The notification resulted from a determination by a Nasdaq Listing Qualifications Panel, following a hearing held on May 14, 1998, to reject the our request for continued inclusion on the Nasdaq Small Cap Market. Our common stock was quoted on the Nasdaq Small Cap Market through May 15, 1998. We believe that the delisting of our common stock has had a depressive effect upon the market price of our common stock and adversely affected the liquidity of the common stock because, subsequent to May 15, 1998, the common stock has been quoted in the "pink sheets" maintained by National Quotation Bureau, Inc., which is not an established trading market.

         Currently, the series A convertible preferred stock is convertible into such number of shares of common stock as shall equal $1,000 divided by a conversion rate equal to the lesser of (i) 75% of the average closing bid price of the common stock for the 5 days immediately preceding the date of the holder's notice of conversion or (ii) $1,225.00, subject to certain adjustments. Since the conversion price of the preferred stock is related to The Nasdaq Stock Market bid price for the common stock, a conversion price is presently indeterminable; consequently, conversions of series A convertible preferred stock have been suspended.

         The four named preferred stockholders who have proposed Amendment No. 1 developed the idea of voluntarily restructuring the conversion terms of the preferred stock. The preferred stockholders have advised us that they believe that in order for the company to maximize its attractiveness, it is imperative that the capital structure be adjusted and there be no overhanging shares of series A convertible preferred stock or uncertainty as to what the preferred stock may be converted into.

         The four preferred stockholders believe that this amendment would benefit all stockholders and have also voted their 40,110 shares of common stock in favor of Amendment No. 2. The four preferred stockholders have also advised management that they have no intention of seeking election to the board of directors or assuming control of management.

         AS INDICATED ABOVE, AMENDMENT NO. 1 WAS PROPOSED AT THE SPECIFIC REQUEST OF THE FOUR PREFERRED STOCKHOLDERS. MANAGEMENT DID NOT NEGOTIATE THE RATE AT WHICH THE SERIES A CONVERTIBLE PREFERRED STOCK WILL BE CHANGED INTO COMMON STOCK. For more information about the four preferred stockholders, you should review the Schedule 13D they filed with the Securities and Exchange Commission which is available through the SEC's web site at www.sec.gov or through the SEC's public reference room. The telephone number for the public reference room is (202) 942-8090. This Amendment was previously proposed but did not receive the requisite number of votes from the common stockholders.

Exchange of Stock Certificates

         Upon the effectiveness of the Amendments No. 1 and 2, we will send a letter of transmittal to each series A convertible preferred stockholder of record to use in transmitting certificates representing shares of series A convertible preferred stock to the Company. The letter of transmittal will contain instructions for the surrender of series A convertible preferred certificates to the Exchange Agent in exchange for certificates representing 75 whole post split shares of common stock for every share of series A convertible preferred stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Company.

         Upon proper completion and execution of the letter of transmittal and its return to the Company, together with all series A convertible preferred stock certificates, stockholders will receive a new certificate or certificates representing the number of whole shares of common stock into which their shares of series A convertible preferred stock has been changed into as a result of the adoption of Amendments No. 1 and 2. Stockholders should not send their old certificates to the Company until they have received the letter of transmittal. Shares not presented for surrender as soon as is practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer. No service charges will be payable by stockholders in connection with the exchange of certificates, all expenses of which will be borne by the four preferred stockholders.

         A copy of the Amended Certificate of Designations, Preferences and Rights and Number of Shares of Series A Convertible Preferred Stock as it will be revised is attached hereto as Appendix A.


                                 AMENDMENT NO. 2
                                 ---------------

REVERSE STOCK SPLIT IN THE RATIO 20 TO 1


         There are currently 8,701,122 shares of common stock outstanding plus there will be an additional 4,281,390 shares of common stock after the conversion of the preferred stock into common stock for an aggregate of 12,982,512 shares of common stock outstanding. Management believes that this is too many shares outstanding for an inactive corporation. It is management's intention to attempt to create stockholder value by acquiring an operating entity and/or raising additional capital. However, if there are too many shares of stock outstanding, management believes that the Company will be unable to attract financing or acquire an active business. Following the implementation of Amendment No. 2, there will be only 649,126 shares of common stock outstanding.

         Upon the effectiveness of Amendment No. 2, common stockholders may submit their stock certificates to the Company's transfer agent for reissuance. However, whether or not their existing certificates are submitted for reissuance, from the date of effectiveness of this Amendment, the existing common stock certificates will automatically reflect only the adjusted number of shares.

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            Set forth below is certain information as of the record date with respect to (1) the ownership of common stock which has been calculated based upon 8,701,122 shares of common stock outstanding as of the record date prior to the adoption of Amendment No. 1 and also calculated based upon 12,982,512 shares of common stock outstanding assuming the adoption of Amendment No. 1 and (2) the series A convertible preferred stock which has been calculated based upon 2,826 issued and outstanding shares of series A convertible preferred stock prior to the adoption of Amendment No. 1 by (i) the series A convertible preferred stockholders who have requested the preparation and distribution of this proxy solicitation/information statement; (ii) each of our directors and executive officers; (iii) the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by us to be the beneficial owner of more than five percent of the common stock; and
(iv) directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the stockholders listed below possesses sole voting power with respect to the securities listed opposite such stockholder's name.


                    BALANCE OF PAGE INTENTIONALLY LEFT BLANK

                                    Prior to Adoption of Amendment No. 1                         After Adoption of Amendment No. 1
                              ------------------------------------------------------        ----------------------------------------
                              Common                      Preferred                          Common                        Preferred
                              Shares       Percent          Shares        Percent             Shares          Percent        Shares
   Name and Address           Owned        of Class         Owned        of Class             Owned           of Class        Owned
------------------------------------------------------------------------------------        ----------------------------------------
Gorra Holding                        0         N/A             400 (1)      14.2%            606,000             4.7%              0
Marta Strasse #137
Zurich, PO Box 8040
Switzerland

Barras Investment                    0         N/A             500 (1)      17.7%            757,500             5.8%              0
Schimmez Strasse #1
Zurich, PO Box 8003
Switzerland

Agudath Shalom Banaich          13,700 (1)     2.1%            571 (1)      20.2%            878,765             6.8%              0
1621 58th Street
Brooklyn, NY 11204

Mifal Klita                     26,410 (1)     4.1%            407 (1)      14.4%            643,015             5.0%              0
28 Marwill Street
Downsview, Ontario
M3H 3l3 Canada

J. Marvin Feigenbaum         6,319,289 (2)    72.6%             0            N/A           6,319,289            48.7%              0
823 Main Street
Hope Valley, RI 02832

David Sterling               1,700,000 (3)    19.5%             0            N/A           1,700,000            13.1%              0
823 Main Street
Hope Valley, RI 02832

All Officers and Directors   8,019,289 (2)    92.2%             0            N/A           8,019,289            61.8%              0
as a Group (2 persons in
number)

(1) Based solely upon information contained in a Schedule 13D filed with the Securities and Exchange Commission on August 6, 2001.

(2) Includes (i) 6,318,642 shares of common stock; and (ii) 647 shares of common stock held in a trust for the benefit of a minor child. Mr. Feigenbaum disclaims ownership of items (ii).

(3)           Consists of 1,700,000 shares of common stock.



Dated:   February 7, 2003

                                   APPENDIX A

                             UNITED DIAGNOSTIC, INC.
                                FORM OF PROPOSED

              AMENDED CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                                RIGHTS AND NUMBER
                                  OF SHARES OF
                      SERIES A CONVERTIBLE PREFERRED STOCK


Pursuant to Section 151 of the
Delaware General Corporation Law


         The undersigned President and Secretary, respectively, of NU-TECH BIO-MED, INC., a Delaware corporation (the "Corporation") certifies that pursuant to authority granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has duly adopted the following resolutions amending the Certificate of Designation, Preferences and Rights and Number of Shares of Series A Convertible Preferred Stock filed with the office of the Secretary of State of Delaware on October 1, 1996 (the "Certificate of Designation of Series A Preferred Stock"). The undersigned further certifies that no shares of Series A Preferred Stock have been issued prior to the date of this Amended Certificate of Designations. The Certificate of Designations of Series A Preferred Stock is hereby amended in its entirety to read as follows:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation of the Corporation's Certificate of Incorporation, a series of preferred stock of the corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the corporation, such series to be designated Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock"), to consist of 14,000 shares, par value $.01 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation) as follows:

         (1)      Certain Definitions.

         Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

         Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock, par value $.01 per share of the Corporation, and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

         Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 4(d) below.

         Conversion Price. The term "Conversion Price" shall mean the price per share of Common Stock used to determine the number of shares of Common Stock deliverable upon conversion of a share of the Series A Convertible Preferred Stock, which price shall initially be deemed to be $0.66.

         Conversion Shares. The shares of Common Stock issued or issuable to the holders of the Series A Preferred Stock upon conversion thereof in accordance with the terms hereof.

         Current Market Price. The term "Current Market Price" shall have the meaning set forth in subparagraph 4(g) below.

         Issue Date. The term "Issue Date" shall mean the date that shares of Series A Convertible Preferred Stock are first issued by the Corporation.

         Purchase Price. The term "Purchase Price" shall mean $1,000 per share.

         Senior Stock. The term "Senior Stock" shall mean any class or series of stock of the Corporation issued after the Issue Date ranking senior to the Series A Convertible Preferred Stock in respect of the right to receive dividends, and, for the purposes of paragraph 3 below, any class or series of stock of the Corporation issued after the Issue Date ranking senior to the Series A Convertible Preferred Stock in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

         Subsidiary. The term "Subsidiary" shall mean any Corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation, whether directly or indirectly through one or more Subsidiaries.

         (2)      Dividends.

         Shares of Series A Convertible Preferred Stock shall not be entitled to receive or earn any fixed dividends thereon.

         (3)      Distributions Upon Liquidation, Dissolution or Winding Up.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of

Junior Stock, the holders of the Series A Convertible Preferred Stock shall be entitled to be paid $1,000 per share, and no more, in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors. If such payment shall have been made in full to the holders of the Series A Convertible Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A Convertible Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Series A Convertible Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another Corporation, Corporations, entity or other entities, nor the sale of all or substantially all of the assets of the Corporation shall be deemed a 1iquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3. Notwithstanding anything herein to the contrary, while any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not establish any Senior Stock without the prior affirmative vote of a majority of the shares of Series A Convertible Preferred Stockholders.

         (4)      Conversion Rights.

         The Series A Convertible Preferred Stock shall be convertible into Common Stock as follows:

                  (a) Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 4, on each of the 45th day following the Issue Date, the 75th day following the Issue Date and the 105th day following the Issue Date, up to one-third (1/3) of the outstanding shares of Series A Convertible Preferred Stock shall be convertible into fully paid and nonassessable shares of Common Stock, at the applicable Conversion Price, at the option of the holder of any shares of Series A Convertible Preferred Stock upon the terms hereinafter set forth.

                  (b) Mandatory Conversion. Each share of Series A Convertible Preferred Stock shall be deemed automatically converted into Common Stock at the Conversion Price on a date which is 270 days from the Issue Date following 30 days prior written notice from the Corporation; provided, however, for each day after a date which is 60 days from the Issue Date that the Company does not have an order from the Securities and Exchange Commission declaring effective a registration statement covering the Conversion Shares, then a day shall be added to the aforementioned 270 day period.

                  (c) Number of Shares. Each share of Series A Convertible Preferred Stock shall be converted into a number of shares of Common Stock determined by dividing (i) the Purchase Price by (ii) the Conversion Price in effect on the Conversion Date. The Conversion Price shall be subject to adjustment as set forth in subparagraph 4(f).

                  (d) Mechanics of Conversion. The holder of any shares of Series A Convertible Preferred Stock may exercise the conversion right specified in subparagraph 4(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted; provided that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Series A Convertible Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation. Conversion of the Shares may be exercised in whole or in part by the holder by telecopying an executed and completed notice of conversion to the Corporation and delivering the original notice of conversion and the certificate representing the shares of Series A Preferred Stock being converted to the Corporation by express courrier within three (3) business days of exercise. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares to be converted are delivered to the Corporation and such date is referred to herein as the "Conversion Date". Subject to the provisions of subparagraph 4(f)(vii), as promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of common Stock as provided in subparagraph 4(f). Subject to the provisions of subparagraph 4(f)(vii), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Convertible Preferred Stock surrendered for conversion (in the case of conversion pursuant to subparagraph 4(a), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered.

                  (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Convertible Preferred Stock. If more than one share of Series A Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Conversion Rate.

                  (f) Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

                      (i) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Convertible Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Series A Convertible Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

                      (ii) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (A) of shares of any class other than its Common Stock or (B) of evidence of indebtedness of the Corporation or any Subsidiary or (C) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in subparagraph 4(f)(i) above), or (D) of rights or warrants (excluding those referred to in subparagraph 4(f)(i) above), each holder of a share of Series A Convertible Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of Common Stock to which he is entitled, the amount of such shares, indebtedness or assets (or, at the option of the Corporation, the sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

                      (iii) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another Corporation, or in case of any sale, lease or conveyance to another Corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series A Convertible Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series A Convertible Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series A Convertible Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Convertible Preferred

                      (iv) Stock Adjustment for Lack of Timely Registration. is as set forth in clause (ii) of the defined term "Conversion Price" above, then the applicable Conversion Price shall be deemed to be 90% of the NASDAQ closing price. In addition to the foregoing, the Conversion Price adjustments set forth in (a) and (b) above shall be further reduced by 2% per month for each 30 day period for which the registration statement Adjustment for Lack of Timely Registration. The holders of the Series A Convertible Preferred Stock are entitled to the registration rights as set forth in that certain Registration Rights Agreement to be entered into between the Corporation and the holders of the Series A Convertible Preferred Stock. In the event that the Corporation fails to obtain an order from the Securities and Exchange Commission declaring effective the registration statement filed by the Corporation under the Securities Act of 1933 in order to register for sale by the holders the Conversion Shares within 120 days of receipt by the Corporation of the holder's Demand Registration Request (as defined in the Registration Rights Agreement), the applicable Conversion Price shall be adjusted as follows: (A) if the applicable Conversion Price prior to adjustment herein is as set forth in clause
(i) of the defined term "Conversion Price" above, then the percentage discount from the NASDAQ closing price shall be deemed 35% instead of 25% or (B) if the applicable Conversion Price prior to adjustment herein is not effective beyond the initial 120 day period set forth above. In no event shall this further adjustment exceed 12% in the aggregate. By way of example, if the registration statement is declared effective 150 days after the Demand Registration Request, then the Conversion Price shall be the lesser of (x) 37% of the NASDAQ closing price or (y) $15.40

                      (v) Rounding of Calculations: Minimum Adjustment. All calculations under the provisions of subparagraph (e) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.01 until the end of three years after such adjustment would otherwise have been required, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                      (vi) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this subparagraph
(f) shall require that any adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph (e) of this paragraph 4, provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  (g) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in subparagraph 4(e), the Corporation shall forthwith file, at the office of any transfer agent for the Series A Convertible Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by registered or certified mail, return receipt requested, postage prepaid, to each holder of shares of Series A Convertible Preferred Stock at its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's independent public accountants, if applicable. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 4(g).

                  (h) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in clause (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Conversion Price), (iii), (iv) or (v) of subparagraph 4(e), the Corporation shall give notice to each holder of shares of Series A Convertible Preferred Stock, in the manner set forth in subparagraph 4(f), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series A Convertible Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (i) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Convertible Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved In the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Convertible Preferred Stock in respect of which such shares are being issued.

                  (j) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Series A Convertible Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Convertible Preferred Stock.

                  (k) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Series A Convertible Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

                  (l) In addition to the conversion provisions of Sections 4(a) and (b), if any shares of Series A Convertible Preferred Stock remain outstanding five business days after the date upon which an amendment to the Certificate of Designation is filed revising the Conversion Price to $0.66 per share, all such outstanding shares of Series A Convertible Preferred Stock outstanding shall automatically convert into shares of Common Stock pursuant to the terms of the revised Certificate of Designation.

         (5)      Voting Rights.

         The holders of record of shares of Series A Convertible Preferred Stock shall not be entitled to any voting rights except as otherwise provided by law or as set forth herein with respect to the establishment of Senior Stock.

         (6)      Redemption.

         Shares of Series A Convertible Preferred Stock shall not be redeemable by the Corporation.

         (7)      Exclusion of Other Rights.

         Except as may otherwise be required by law, the shares of Series A Convertible Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation.

         (8)      Headings of Subdivisions.

         The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         (9)      Severability of Provisions.

         If any right, preference or limitation of the Series A Convertible Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         (10)     Status of Reacquired Shares.

         Shares of Series A Convertible Preferred Stock which have been issued and reacquired in any manner or converted shall (upon compliance with any applicable provisions of the laws of the State of Delaware) not be reissued as Series A Convertible Preferred Stock, but shall have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

         IN WITNESS WHEREOF, this Certificate has been made under the seal of the Corporation and the hands of the undersigned on September 27, 1996 .




                                                 /s/   J. Marvin Feigenbaum
                                                  -----------------------------
                                                 Name:  J. Marvin Feigenbaum
                                                 Title:  President

Attest:



 /s/ David Sterling
--------------------------------------
Name:  David Sterling
Title:  Secretary